Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Biophan Technologies, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119080) of Biophan Technologies, Inc. of our reports dated March 15, 2005 for aMRIs GmbH and April 18, 2005 for MR:Comp GmbH, as of and for the period ended February 23, 2005, which appear in this Current Report on Form 8-K/A.


/s/ DHPG DR. HARZEM & PARTNER KG
Dusseldorf, Germany

May 5, 2005